Exhibit 2.1

Minco Mining & Metals Corporation

1980 – 1055 West Hastings Street

Vancouver, B.C.   V6E 2E9

May 11, 2004

The Toronto Stock Exchange ("TSE")

Exchange Tower

2 First Canadian Place

Toronto, Ontario   M5X 1J2

and

British Columbia Securities Commission ("BCSC")

701 West Georgia Street

Vancouver, B.C.

V7Y 1L2

and

Ontario Securities Commission ("OSC")

1800 - 20 Queen Street West

Toronto, Ontario   M5H 3S8

Dear Sir:

Re:

Minco Mining and Metals Corporation (the “Company”)

Attached to this letter for filing, through SEDAR, are:

1.

The Company’s Annual Information Form dated April 30, 2004 for the year ending December 31, 2003 along with:

Year End Financial Statements for the period ending December 31, 2003;

Year End Financial Statements for the period ending December 31, 2002; and

Year End Financial Statements for the period ending December 31, 2001.

Please be advised, that all registered shareholders of the Company will be receiving Annual General Meeting materials (included audited year end financial statements for the period ending December 31, 2003) scheduled to be mailed no later than May 14, 2004;

2.

Form 13-502F1; and

3.

Filing fees in the amount of $4,558.15.

Yours truly,

MINCO MINING & METALS CORPORATION

“Mar Bergstrom”

Mar Bergstrom

Corporate Secretary